NOVELOS THERAPEUTICS, INC.

SERIES D PREFERRED STOCK
CONSENT AND AGREEMENT TO EXCHANGE

This CONSENT AND AGREEMENT TO EXCHANGE (the “Agreement”) dated as of February 10, 2009, is entered into by and among Novelos Therapeutics, Inc., a Delaware corporation (the “Company”) and the entities listed on the signature pages hereto (collectively, the “Series D Investors”) (the Company and Series D Investors are sometimes referred to herein individually as a “Party” and collectively as the “Parties”).

WHEREAS, the Series D Investors hold an aggregate of 413.5 shares of the Company’s Series D Convertible Preferred Stock, $0.00001 par value per share (the “Series D Preferred Stock”);

WHEREAS, the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of Novelos Therapeutics, Inc. (the “Series D Certificate of Designations”) contains certain prohibitions on amendments to the Company’s Certificate of Incorporation, the creation or issuance of any equity security unless the per share price of such securities exceeds $0.65 in cash and said securities rank junior to the Series D Preferred Stock, and the sale, lease, conveyance or licensing of any material intellectual property by the Company without the prior written consent of the Series D Investors;

WHEREAS, effective immediately following the execution of this Agreement, the Company is executing and delivering a securities purchase agreement (the “Purdue Securities Purchase Agreement”) in the form attached hereto as Exhibit A, pursuant to which the Company is issuing and selling 200 shares of a newly created series of the Company’s preferred stock, designated Series E Convertible Preferred Stock, par value $0.00001 per share (the “Series E Preferred Stock”) and a warrant to acquire up to 9,230,769 shares of Common Stock (as defined below) with an exercise price of $0.65 per share (the “Series E Warrant”) to Purdue Pharma L.P., a Delaware limited partnership (“Purdue”), which Series E Preferred Stock shall have the relative rights, privileges and preferences set forth in the Certificate of Designations, Rights and Preferences of the Series E Convertible Preferred Stock of Novelos Therapeutics, Inc., in the form attached hereto as Exhibit B (the “Series E Certificate of Designations”) (collectively, the “Purdue Financing”) and this Agreement is a condition to closing as stated in the Purdue Securities Purchase Agreement;

WHEREAS, simultaneously with the completion of the Purdue Financing, the Company is entering into a Collaboration Agreement with Mundipharma International Corporation Limited (the “Mundi Collaboration Agreement”) in the form attached hereto as Exhibit C (collectively with the Purdue Financing, the “Transactions”);

WHEREAS, the Company and the Series D Investors desire to exchange each outstanding share (and any fraction thereof) of Series D Preferred Stock, together with all accrued but unpaid dividends thereon, for 1.07725 shares of Series E  Preferred Stock (or a pro rata portion thereof for any fraction of a share of Series D Preferred Stock), as set forth on Schedule A hereto effective as of the consummation of the Transactions (the “Series D Exchange”);

WHEREAS, simultaneously with the execution of this Agreement, the holders of the Company’s Series C Convertible Preferred Stock, $0.00001 par value per share (the “Series C Preferred Stock”) are executing a Consent and Agreement of Holders of Series C Preferred Stock in the form attached hereto as Exhibit D (the “Series C Consent”) pursuant to which such holders will consent to the Transactions and the consummation of the Series D Exchange;

WHEREAS, the Series D Preferred Stock was senior with respect to the payment of a liquidation preference to all shares of the Company’s capital stock, including, without limitation the Series C Preferred Stock and accordingly, pursuant to the Series E Certificate of Designations, the Series E Preferred Stock shall be entitled to seniority with respect to the payment of any liquidation preference in relation to the Series C Preferred Stock;

WHEREAS, in connection with the transactions contemplated by the Series D Exchange, in order to make certain conforming changes therein the Company desires to amend the (i) Registration Rights Agreement, dated May 2, 2007, as amended by that certain Amendment to Registration Rights Agreement, dated April 11, 2008, by entering into that certain Amendment No. 2 to Registration Rights Agreement, in the form attached as Exhibit E hereto (the “2007 Reg Rights Amendment”) and (ii) desires to terminate the Registration Rights Agreement, dated April 11, 2008, and enter into a new  Registration Rights Agreement, in the form attached as Exhibit F hereto (the “2009 Reg Rights Agreement”); and

WHEREAS, the Series D Investors hold 7,500,000 warrants to purchase the Company’s common stock issued on May 2, 2007, amended on April 11, 2008 (the “Series B Warrants”) and hold 4,365,381 warrants to purchase the Company’s common stock issued on April 11, 2008 (the “Series D Warrants”); and in order to conform certain of the terms of the Series B Warrants and the Series D Warrants to the terms of the warrants to be issued to Purdue in connection with the Purdue Securities Purchase Agreement the Series D Investors and the Company desire to amend (i) the Series B Warrants by entering into a Warrant Amendment Agreement, in the form attached as Exhibit G hereto (the “Series B Warrant Amendment”) and (ii) the Series D Warrants by entering into a Warrant Amendment Agreement, in the form attached as Exhibit H hereto (the “Series D Warrant Amendment”) (collectively, the “Warrant Amendments”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties hereto agree as follows:

1.           Consent.

(a)           Each of the Series D Investors hereby consents (i) to the filing of the Series E Certificate of Designations and (ii) to the Transactions.

(b)           Each of the Series D Investors hereby consents to the filing, with the Secretary of State of the State of Delaware, of a Certificate of Elimination pursuant to which all matters set forth in the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Novelos Therapeutics, Inc. with respect to the Company’s Series B Convertible Preferred Stock, $0.00001 (the “Series B Preferred Stock”) will be eliminated from the Company’s Certificate of Incorporation and the shares that were designated as Series B Preferred Stock will be returned to the status of authorized but unissued shares of preferred stock of the Company, without designation as to series, in the form attached hereto as Exhibit I (the “Series B Certificate of Elimination”).

(c)           Each of the Series D Investors hereby consents to the filing with the Secretary of State of the State of Delaware, following the issuance of the Series E Preferred Stock pursuant to this Agreement, of a Certificate of Elimination, pursuant to which all matters set forth in the Series D Certificate of Designations with respect to the Series D Preferred Stock will be eliminated from the Company’s Certificate of Incorporation and the shares that were designated as Series D Preferred Stock will be returned to the status of authorized but unissued shares of preferred stock of the Company, without designation as to series, in the form attached hereto as Exhibit J (the “Series D Certificate of Elimination”).

2.           Exchange.

(a)           Subject to the terms and conditions set forth herein, each of the Series D Investors hereby, severally and not jointly, agrees to exchange all shares of Series D Preferred Stock owned by such Series D Investor, and all rights, preferences and privileges associated therewith (including but not limited to any accrued but unpaid dividends thereon) for the number of shares of Series E Preferred Stock set forth on Schedule A hereto as of the Effective Time.  The Series D Exchange shall be automatically effective, without any further action on the part of any Series D Investor, immediately upon the satisfaction (or waiver) of the conditions set forth in Section 7 hereof (the “Effective Time”).  Promptly following the Effective Time, the Company will provide written notice to each Series D Investor confirming that the Effective Time has occurred.

(b)           No later than three business days after the Effective Time, each Series D Investor shall surrender to the Company certificates that formerly represented all of the issued and outstanding shares of Series D Preferred Stock held by such Series D Investor (or provide to the Company such evidence as is reasonably satisfactory to the Company that such certificate representing shares of Series D Preferred Stock is lost or destroyed) and upon receipt thereof, the Company shall within three business days issue new stock certificates for shares of Series E Preferred Stock as set forth in Schedule A hereto and deliver such stock certificates for shares of Series E Preferred Stock to the applicable Series D Investors at the address set forth on the signature page hereto.

3.           Waiver of Liquidated Damages.  Each of the Series D Investors is a party to a Registration Rights Agreement  dated April 11, 2008 (the “2008 Registration Agreement”) which provides for registration rights with respect to the shares of Common Stock issuable (i) upon the conversion of Series D Preferred Stock (excluding 12,000,000 shares of Common Stock issuable upon conversion of the Preferred Stock which are registered pursuant to the Prior Registration Statement as defined in the 2008 Registration Agreement).  Pursuant to Section 8(a) of the 2008 Registration Agreement, each of the Series D Investors hereby waives, effective as of the Effective Time, any and all liquidated damages arising under Section 3 of the 2008 Registration Agreement during the period from October 1, 2008 through the Effective Time as a result of the Company’s failure to file the registration statement by the Filing Deadline (as defined in the 2008 Registration Agreement).

4.           Representations of the Company.  The Company represents and warrants to and agrees with each Series D Investor that:

(a)           After the Series D Exchange, the holding period of the Series E Preferred Stock and the Company’s common stock, $0.00001 par value per share (“Common Stock”) issuable upon conversion of the Series E Preferred Stock (the “Conversion Shares”) for purposes of Rule 144 under the Securities Act of 1933, as amended (the “1933 Act”) shall have commenced on the same date as the holding period of the Series D Preferred Stock.  In addition, no holder of the Series B Warrants or the Series D Warrants will be required to re-start a holding period for purposes of Rule 144 under the 1933 Act as a result of the Warrant Amendments and the other transactions contemplated hereby.

(b)           The registration statement filed with the Securities Exchange Commission (the “SEC”) under Registration No. 333-143263, as amended (the “Registration Statement”), will be supplemented by the Company on or prior to the fourth business day following the Series D Exchange, to reflect the transactions described in this Agreement (the “Prospectus Supplement”), the issuance of the Series E Preferred Stock and all other matters so that upon the filing of such Prospectus Supplement with the SEC, the Registration Statement will be current and effective with regard to the public resale of the securities covered by the Registration Statement.  A copy of the Prospectus Supplement shall be provided to each of the Lead Series E Preferred Investors (as defined in the Series E Certificate of Designations) at least two business days prior to its filing with the SEC.

(c)           Each of this Agreement, the Series C Consent, the 2007 Reg Rights Amendment, the 2009 Reg Rights Agreement and the Warrant Amendments (collectively, the “Transaction Documents”), and the Series B Certificate of Elimination and the Series D Certificate of Elimination has been duly authorized, executed and delivered by the Company and is a valid and binding document enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally, principles of equity and principles of public policy.  The Company has full corporate power and authority necessary to enter into and deliver each of the Transaction Documents, the Series B Certificate of Elimination and the Series D Certificate of Elimination and to perform its obligations hereunder and thereunder.

(d)           No consent, approval, authorization or order of any court or governmental authority having jurisdiction over the Company nor the Company's shareholders is required for the execution, delivery and performance by the Company of the Transaction Documents, the Purdue Securities Purchase Agreement, the Mundi Collaboration Agreement, the Warrant Amendments and the filing of the Series E Certificate of Designations, including, without limitation, the issuance of the Series E Preferred Stock or the issuance of the Conversion Shares, collectively referred to as the “Securities”.

(e)           Assuming the representations and warranties of the Series D Investors in Section 4 are true and correct, neither the issuance of the Securities nor the performance of the Company's obligations under the Transaction Documents, the Purdue Securities Purchase Agreement, the Mundi Collaboration Agreement, the Warrant Amendments or the Series E Certificate of Designations by the Company will:

(i)  violate, conflict with, result in a breach of, or constitute a default of a material nature under (A) the certificate of incorporation or bylaws of the Company as in effect on the date hereof, (B) any decree, judgment, order, law, treaty, rule or regulation applicable to the Company or any of the Company’s properties or assets of any court or governmental authority having jurisdiction over the Company or over the properties or assets of the Company, or (C) the terms of any bond, debenture, note or any other evidence of indebtedness for borrowed money, or any material agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company is a party, or by which it is bound, or to which any of the properties or assets of the Company is subject;

(ii)  result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the properties or assets of the Company; or

(iii) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company, except for the issuance of additional warrants to purchase approximately 1,112,400 shares of Common Stock at approximately $1.82 to certain investors and a reduction in the exercise price of 11,267,480 warrants to purchase shares of Common Stock from $2.00 to approximately $1.82.

(f)           Upon issuance, the Series E Preferred Stock or the Conversion Shares:

(i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the1933 Act and any applicable state securities laws;

(ii)  have been, or will be, duly and validly authorized and on the date of issuance of the Conversion Shares will be duly and validly issued, fully paid and nonassessable;

(iii) will not have been issued or sold in violation of any preemptive, right of first refusal or other similar rights of the holders of any securities of the Company; and

(iv)   will not result in a violation of Section 5 under the 1933 Act.

5.           Representations of the Series D Investors.  Each Series D Investor hereby, severally and not jointly, represents and warrants to and agrees with the Company only as to each Series D Investor that:

(a) The Series D Investor is, and will be at the time of the issuance of the Conversion Shares, an "accredited investor", as such term is defined in Regulation D promulgated by the SEC under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Series D Investor to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed transaction, which represents a speculative investment.

(b)           The Series D Investor owns the Series D Preferred Stock set forth on Schedule A free and clear of any liens and encumbrances of third parties.

(c)           The Series D Investor understands and agrees that the shares of Series E Preferred Stock have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Series D Investors contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(d)  The shares of Series E Preferred Stock and any Conversion Shares issuable in respect thereof shall bear the following or similar legend:

“THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.”

6.           Securities Purchase Agreements

(a)           Each of the Parties hereby acknowledges and agrees that for purposes of the Securities Purchase Agreement, dated March 26, 2008, among the Company and the investors set forth on Schedule I thereto (the “2008 Purchase Agreement”), that following the consummation of the Series D Exchange, (i) the term “Preferred Stock” as defined therein shall include shares of Series E Preferred Stock and (ii) the Series D Exchange shall constitute a reclassification or other recapitalization as contemplated in the definition of “Requisite Holders” as contained therein.

(b)           Each of the Parties hereby acknowledges and agrees that for purposes of the Securities Purchase Agreement, dated April 12, 2007, as amended, among the Company and the investors set forth on Schedule I thereto (the “2007 Purchase Agreement”), that following the consummation of the Series D Exchange, (i) the term “Preferred Stock” as defined therein shall include shares of Series E Preferred Stock and (ii) the Series D Exchange shall constitute a reclassification or other recapitalization as contemplated in the definition of “Requisite Holders” as contained therein.

7.           Conditions to Effectiveness of Series D Exchange.  The Effective Time shall occur only upon the satisfaction (or waiver by the holders of a majority of the then outstanding shares of Series D Preferred Stock, but only if such majority shall include Xmark LP, Xmark Ltd., Xmark LLC, Caduceus Master, Caduceus Capital, Summer Street, UBS Eucalyptus and PW Eucalyptus (such majority collectively, the “Requisite Holders”)) of each of the following conditions:

(i)           This Agreement shall have been duly executed and delivered by each of the holders of outstanding shares of Series D Preferred Stock;

(ii)           The Company and the Requisite Holders shall have received evidence of the acceptance of the filing of the Series E Certificate of Designations from the Secretary of State of the State of Delaware;

(iii)           The 2007 Reg Rights Amendment shall have been duly executed by and delivered to the Company and the Requisite Holders (as defined therein);

(iv)           The 2009 Reg Rights Agreement shall have been duly executed by and delivered to the Company and the Holders (as defined therein);

(v)           The Series C Consent shall have been duly executed and delivered by the Company to the Requisite Holders;

(vi)           The Purdue Securities Purchase Agreement and the Mundi Collaboration Agreement shall have been duly executed and delivered to Novelos; and

(vii)           The Series B Warrant Amendment and the Series D Warrant Amendment shall have been duly executed by and delivered to the Company and the Requisite Holders (as defined in the Series B Warrant and Series D Warrant, respectively).

8.           Expiration.  This Agreement shall be null and void and of no further force and effect if the Effective Time does not occur on or before 5:00 p.m., New York time, on February 13, 2009.

9.           Further Assurances.  Each Party hereto shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other Party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement, the other Transaction Documents, the Series D Exchange and the consummation of the transactions contemplated hereby and thereby.

10.           Independent Nature of Series D Investors Obligations and Rights.  The obligations of each Series D Investor under this Agreement and the other Transaction Documents, to the extent a party thereto, are several and not joint with the obligations of any other Series D Investor, and no Series D Investor shall be responsible in any way for the performance of the obligations of any other Series D Investor under any Transaction Document.  The decision of each Series D Investor to consummate the Series D Exchange pursuant to the Transaction Documents has been made by such Series D Investor independently of any other Series D Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any other Series D Investor by any agent or employee of any other Series D Investor, and no Series D Investor and any of its agents or employees shall have any liability to any other Series D Investor (or any other individual or entity) relating to or arising from any such information, materials, statement or opinions.  Nothing contained herein or in any Transaction Document, and no action taken by any Series D Investor pursuant thereto, shall be deemed to constitute the Series D Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Series D Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Series D Investor acknowledges that no other Series D Investor has acted as agent for such Series D Investor in connection with it entering into this Agreement and that no Series D Investor will be acting as agent of such Series D Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  Each Series D Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Series D Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Series D Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Series D Investors and not because it was required or requested to do so by any Series D Investor. The Company’s obligations to each Series D Investor under this Agreement are identical to its obligations to each other Series D Investor other than such differences resulting solely from the number of shares of Series D Preferred Stock exchanged for Series E Preferred Stock by such Series D Investor, but regardless of whether such obligations are memorialized herein or in another agreement between the Company and a Series D Investor.

11.           Counsel.  Lowenstein Sandler PC has acted solely as legal counsel to each of Xmark LP, Xmark Ltd., Xmark LLC,  in connection with this Agreement and the other Transaction Documents.  Each of the Company and the other Series D Investors has consulted with its own counsel to the extent they deemed necessary, and has entered into this Agreement, the Transaction Documents and any other documents contemplated hereunder to which it is a party after being satisfied with such advice.

12.           Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either Party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in New York County. THE PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. The prevailing Party shall be entitled to recover from the other Party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

13.           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) business days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by a nationally recognized overnight air courier, then such notice shall be deemed given one (1) business day after delivery to such carrier.  All notices shall be addressed to the Party to be notified at the address as follows, or at such other address as such Party may designate by ten (10) days’ advance written notice to the other Party:

If to the Company:

Novelos Therapeutics, Inc.
One Gateway Center, Suite 504
Newton, MA 02458
Attention:  Chief Executive Officer
Fax:  (617) 964-6331

With a copy to:

Foley Hoag LLP
Seaport World Trade Center West
155 Seaport Boulevard
Boston, MA 02210
Attn:  Paul Bork
Fax:  (617) 832-7000

If to any of the Series D Investors:

To the addresses set forth on the signature page hereto.

With a copy to:

Lowenstein Sandler PC
1251 Avenue of the Americas
New York, NY 10020
Attn:  Steven E. Siesser, Esq.
Fax:  (973) 597-2507

14.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.  Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

15.           Amendments and Waivers. This Agreement shall not be amended and the observance of any term of this Agreement shall not be waived (either generally or in a particular instance and either retroactively or prospectively) without the prior written consent of the Company and the Requisite Holders.  Any amendment or waiver effected in accordance with this Section 15 shall be binding upon each Series D Investor and the Company.

IN WITNESS WHEREOF the undersigned have executed this Consent and Agreement to Exchange as of the date first above written.

NOVELOS THERAPEUTICS, INC.

By:	/s/ Harry S. Palmin
Name: Harry S. Palmin
Title: President and CEO

SERIES D INVESTORS:

Xmark Opportunity Fund, Ltd.		Caduceus Capital Master Fund Limited
Xmark Opportunity Fund, L.P.		Caduceus Capital II, L.P.
Xmark JV Investment Partners, LLC		UBS Eucalyptus Fund, L.L.C.
PW Eucalyptus Fund, Ltd.
Summer Street Life Sciences Hedge Fund Investors LLC

By:	/s/ Mitchell D. Kaye	By:	/s/ Samuel D. Isaly
Name: Mitchell D. Kaye		Name: Samuel D. Isaly
Title: Authorized Signatory		Title: Managing Partner, Orbimed Advisors
Address: 90 Grove Street		Address: c/o OrbiMed Advisors LLC
Ridgefield, CT 06877		767 Third Avenue, 30th Floor
Attn: Mitchell D. Kaye		New York, NY 10017

Knoll Special Opportunities Fund II Master
Fund Ltd. (1)		Hunt-BioVentures, L.P.
Europa International, Inc.		By : HBV GP, L.L.C, its General Partner

By:	/s/ Fred Knoll	By:	/s/ J. Fulton Murray, III
Name: Fred Knoll		Name: J. Fulton Murray, III
Title: Portfolio Manager		Title: Manager
Address: c/o Knoll Capital Management		Address: Hunt Investments
666 Fifth Avenue, Suite 3702,		1900 N. Akard
New York, NY 10103		Dallas, TX 75201
III and Benjamin D. Nelson
Attn: Michael T. Bierman, J. Fulton Murray,

(1) Formerly Knoll Capital Fund II Master Fund Ltd.

Exhibit A

Form of Securities Purchase Agreement between the Company and Purdue Pharma, L.P.
[See Exhibit 10.1 to this filing]

Exhibit B

Form of Certificate of Designations, Rights and Preferences of Series E Convertible Preferred Stock of Novelos Therapeutics, Inc.

[See Exhibit 4.1 to this filing]

Exhibit C

Form of Collaboration Agreement between the Company and Mundipharma International Corporation Limited

[To be filed]

Exhibit D

Form of Consent and Agreement of Holders of Series C Preferred Stock

NOVELOS THERAPEUTICS, INC.

CONSENT AND AGREEMENT OF HOLDERS OF SERIES C PREFERRED STOCK

This Consent and Agreement (the “Agreement”), dated as of February 10, 2009, is entered into by and among Novelos Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the signatories hereto (collectively, the “Series C Investors”) (the Company and Series C Investors are sometimes referred to herein individually as “Party” and collectively as the “Parties”).

WHEREAS, each of the Series C Investors is the holder of shares of the Company’s Series C 8% Cumulative Convertible Preferred Stock, $.00001 par value per share (the “Series C Preferred Stock”);

WHEREAS, the Series C Preferred Stock’s Certificate of Designations (“Series C Certificate of Designations”) provides that it is senior with respect to the payment of dividends and liquidation preference to all shares of the Company’s capital stock other than the Company’s Series B Convertible Preferred Stock, $.00001 par value per share (the “Series B Preferred Stock”), entitled to seniority as to the payment of dividends or liquidation preference in relation to the Series C Preferred Stock;

WHEREAS, the Company previously exchanged all of the issued and outstanding shares of Series B Preferred Stock for shares of the Company’s Series D Convertible Preferred Stock, par value $0.00001 per share (the “Series D Preferred Stock”);

WHEREAS, the Series C Investors have previously consented and agreed that the Series D Preferred Stock would be senior to the Series C Preferred Stock with respect to the payment of dividends and liquidation preferences;

WHEREAS, pursuant to a securities purchase agreement (the “Purdue Securities Purchase Agreement”) substantially in the form attached hereto as Exhibit A, the Company expects to issue and sell 200 shares of a newly created series of the Company’s preferred stock, designated Series E Convertible Preferred Stock, par value $0.00001 per share (the “Series E Preferred Stock”) to Purdue Pharma L.P., (“Purdue”), which Series E Preferred Stock shall have the relative rights, privileges and preferences set forth in the Certificate of Designations, Rights and Preferences of the Series E Convertible Preferred Stock of Novelos Therapeutics, Inc., in the form attached hereto as Exhibit B (the “Series E Certificate of Designations”) and this Agreement is a condition to closing as stated in the Purdue Securities Purchase Agreement; and

WHEREAS, as a condition to closing the Purdue Securities Purchase Agreement, the Company and the holders of Series D Preferred Stock (the “Series D Investors”) are entering into a Series D Preferred Stock Consent and Agreement to Exchange pursuant to which each outstanding share of Series D Preferred Stock and accumulated dividends thereon will be exchanged (the “Series D Exchange”) for no more than 1.083 shares of Series E Preferred Stock and as a condition of consummating the Series D Exchange, the Series D Investors have required that the Company enter into this Agreement;

NOW, THEREFORE, in consideration of the promises referred to below, the Series C Investors, hereby agree with the Company, severally and not jointly, as follows:

1.           Consent and Acknowledgement.

(a)           Each of the Series C Investors hereby consents to the filing of the Series E Certificate of Designations, the execution of the Series D Preferred Stock Consent Exchange Agreement substantially in the form attached hereto as Exhibit C (the “Series D Exchange Agreement”), the execution of the Purdue Securities Purchase Agreement and the consummation of the Series D Exchange.

(b)           Each of the Series C Investors hereby consents to the filing, with the Secretary of State of the State of Delaware, of a Certificate of Elimination pursuant to which all matters set forth in the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Novelos Therapeutics, Inc. with respect to the Company’s Series B Convertible Preferred Stock, $0.00001 (the “Series B Preferred Stock”) will be eliminated from the Company’s Certificate of Incorporation and the shares that were designated as Series B Preferred Stock will be returned to the status of authorized but unissued shares of preferred stock of the Company, without designation as to series, in the form attached hereto as Exhibit D (the “Series B Certificate of Elimination”).

 (c)           Each of the Series C Investors hereby consents to the filing, with the Secretary of State of the State of Delaware, following consummation of the Series D Exchange, of a Certificate of Elimination pursuant to which all matters set forth in the Series D Certificate of Designations with respect to the Series D Preferred Stock will be eliminated from the Company’s Certificate of Incorporation and the shares that were designated as Series D Preferred Stock will be returned to the status of authorized but unissued shares of preferred stock of the Company, without designation as to series, in the form attached hereto as Exhibit E (the “Series D Certificate of Elimination”).

(e)           Each of the Series C Investors hereby acknowledges and agrees that it will not be entitled to an adjustment to either the conversion price of the shares of Series C Preferred Stock or an adjustment to the exercise price of warrants issued to it in connection with the sale of Series A Preferred Stock, as a result of the Series D Exchange or the sale of Series E Preferred Stock to Purdue.  For the avoidance of doubt, this acknowledgement is limited to the transactions contemplated hereby and does not affect the rights, privileges and preferences of the Series C Preferred Stock, except as expressly provided herein.

2.           Seniority of Series E Preferred Stock.  Each of the Series C Investors hereby agree that the Series E Preferred Stock will be entitled to seniority as to the payment of dividends and liquidation preference in relation to the Series C Preferred Stock and that all references to Series B Preferred Stock in the Series C Certificate of Designations shall be deemed to be references to the Series E Preferred Stock.

3.           Transferees.  Each of the Series C Investors hereby agree that any transferees of any Series C Preferred Stock, other than a transferee who is already a Party, shall be required as a condition of such transfer to agree in writing that they will receive and hold such shares of Series C Preferred Stock subject to the provisions of this Agreement.

4.           Representations and Warranties of Company.  The Company represents and warrants to and agrees with each Series C Investor that:

(a)           after the issuance of the Series E Preferred Stock and the filing of the Series E Certificate of Designations, the Series C Preferred Stock shall rank junior to the Series E Preferred Stock but shall rank senior to any and all other outstanding preferred stock or equity securities of the Company;

(b)           Following the Series D Exchange, the Company will not reissue any shares of Series B Preferred Stock or Series D Preferred Stock.

5.           Further Assurances.  Each Party hereto shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other Party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby and thereby.

6.           Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either Party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in New York County. THE PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. The prevailing Party shall be entitled to recover from the other Party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

7.           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) Business Days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by a nationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier.  All notices shall be addressed to the Party to be notified at the address as follows, or at such other address as such Party may designate by ten (10) days’ advance written notice to the other Party:

If to the Company:

Novelos Therapeutics, Inc.
One Gateway Center, Suite 504
Newton, MA 02458
Attention:  Chief Executive Officer
Fax:  (617) 964-6331

With a copy to:

Foley Hoag LLP
Seaport World Trade Center West
155 Seaport Boulevard
Boston, MA 02210
Attn:  Paul Bork
Fax:  (617) 832-7000

If to any of the Series C Investors:

To the addresses set forth on the signature page hereto.

With a copy to:

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, NY 10176
Attn:  Edward Grushko, Esq.
Fax:  (212) 697-3575

8.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.  Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

9.           This Agreement shall be null and void and of no further force and effect if the filing of the Series E Certificate of Designations, the execution of the Series D Exchange Agreement, the execution of the Purdue Securities Purchase Agreement and the consummation of the Series D Exchange do not occur on or before 5:00 p.m., New York time, on February 27, 2009.

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the date first written above.

NOVELOS THERAPEUTICS, INC.

By:
Name:	Harry S. Palmin
Title: President and Chief Executive Officer

LONGVIEW FUND, LP	LONGVIEW EQUITY FUND, LP

By:	By:
Name:	Name:
Title:	Title:
Address:	Address:

SUNRISE EQUITY PARTNERS, LP	LONGVIEW INTERNATIONAL EQUITY FUND, LP

By:	By:
Name:	Name:
Title:	Title:
Address:	Address:

Exhibit E

Form of 2007 Reg Rights Amendment

[See Exhibit 10.5 to this filing]

Exhibit F

Form of 2009 Reg Rights Agreement

[See Exhibit 10.2 to this filing]

Exhibit G

Form of Series B Warrant Amendment

[See Exhibit 10.4 to this filing]

Exhibit H

Form of Series D Warrant Amendment

[See Exhibit 10.4 to this filing]

Exhibit I

Form of Certificate of Elimination of Series B Convertible Preferred Stock

[See Exhibit 4.3 to this filing]

 Exhibit J

Form of Certificate of Elimination of Series D Convertible Preferred Stock

[See Exhibit 4.4 to this filing]

Schedule A

Series D Preferred Stock Exchanged for Series E Preferred Stock

	Series D		Series E
	Shares	Dividend	Shares
	Before	Accrued	After
Investor group	Exchange	4/1/08-2/9/09	Exchange

Xmark Opportunity Fund, Ltd.	54.80	211,665.00	59.033300
Xmark Opportunity Fund, L.P.	27.40	105,832.50	29.516650
Xmark JV Investment Partners, LLC	27.40	105,832.50	29.516650

Total Xmark	109.60	423,330.00	118.066600

Caduceus Capital Master Fund Limited	51.80	200,077.50	55.801550
Caduceus Capital II, L.P.	39.17	151,294.13	42.19588250
Summer Street Life Sciences Investors	10.00	38,625.00	10.772500
UBS Eucalyptus Fund, L.L.C.	27.170	104,944.13	29.26888250
PW Eucalyptus Fund, Ltd.	3.1350	12,108.94	3.377178750

Total Orbimed	131.2750	507,049.69	141.415994

Knoll Special Opportunities Fund II Master Fund, Ltd.	49.80	192,352.50	53.647050
Europa International, Inc.	61.80	238,702.50	66.574050

Total Knoll	111.60	431,055.00	120.221100

Hunt BioVentures LP	61.03	235,709.06	65.739181250

Total	413.50	$1,597,143.75	445.442875

		D/E Exchange Ratio	1.0772500